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                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 2-74959 and 811-3327) (the "Registration Statement") of MFS Government Securities Fund (the "Trust"), of my opinion dated June 23, 1998, appearing in Post-Effective Amendment No. 22 to the Trust's Registration Statement filed with the Securities and Exchange Commission on June 25, 1998.


                                        JAMES R. BORDEWICK, JR.
                                        ---------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
June 21, 2002